Exhibit 99.1
PRESS RELEASE
Source: Handy & Harman Ltd.

Handy & Harman Ltd. Reports First Quarter Financial Results and Outlook for 2017

New York, N.Y., May 2, 2017 - Handy & Harman Ltd. (NASDAQ(CM): HNH), a diversified global industrial company, today announced operating results for the first quarter ended March 31, 2017, as summarized in the following paragraphs. For a full discussion of the results, please see the Company's Form 10-Q as filed with the U.S. Securities and Exchange Commission, which can be found at www.handyharman.com.

HNH reported that net sales for the 2017 first quarter increased to $234.6 million from $160.8 million for the same period in 2016. Income before tax and equity investment was $8.2 million in the first quarter of 2017, compared with $8.9 million in the 2016 period. Net income for the 2017 first quarter rose to $6.9 million, or $0.56 per basic and diluted common share, from $0.5 million, or $0.04 per basic and diluted common share, for the same period in 2016.

HNH generated Adjusted EBITDA of $25.8 million for the first quarter of 2017, compared with $19.1 million for the same period in 2016, an increase of 35.4%. See "Note Regarding Use of Non-GAAP Financial Measurements" below for the definition of Adjusted EBITDA.

"Results for our first quarter reflected contributions from the prior year's acquisitions, including cost savings from the successful integration of new operations, as we implement the Steel Business System and invest in facilities and new products for future growth," said Bill Fejes, President and CEO of Handy & Harman Group Ltd. "We have expanded our customer base, further enhanced our brand offerings and are continuing to focus on creating value for our stockholders."

Based on current information, the Company's outlook for the 2017 second quarter is net sales between $224 million and $274 million and Adjusted EBITDA between $32 million and $39 million. The Company's outlook for the full 2017 year is net sales between $896 million and $1.043 billion and Adjusted EBITDA between $116 million and $136 million.

Financial Summary

	Three Months Ended
(in thousands, except per share)	March 31,
	2017	2016
Net sales	$234,642	$160,797
Gross profit	68,583	43,717
Gross profit margin	29.2%	27.2%
Operating income	11,744	10,282
Income before tax and equity investment	8,151	8,944
Tax provision	3,093	3,860
(Gain) loss from associated company, net of tax	(1,809)	4,628
Net income	$6,867	$456
Basic and diluted income per share of common stock
Net income per share	$0.56	$0.04

Segment Results

Income Statement Data	Three Months Ended
(in thousands)	March 31,
	2017	2016
Net sales:
Joining Materials	$46,541	$42,671
Tubing	18,004	20,270
Building Materials	68,298	58,302
Performance Materials	25,376	24,783
Electrical Products	61,386	—
Kasco	15,037	14,771
Total net sales	$234,642	$160,797
Segment operating income:
Joining Materials	$5,420	$4,415
Tubing	2,684	4,211
Building Materials	9,060	7,353
Performance Materials	1,574	293
Electrical Products	3,689	—
Kasco	685	980
Total segment operating income	23,112	17,252
Unallocated corporate expenses and non-operating units	(8,824)	(4,983)
Unallocated pension expense	(2,653)	(2,151)
Gain from asset dispositions	109	164
Operating income	11,744	10,282
Interest expense	(2,930)	(1,070)
Realized and unrealized loss on derivatives	(360)	(123)
Other expense	(303)	(145)
Income before tax and equity investment	$8,151	$8,944

Supplemental Non-GAAP Disclosures

Adjusted EBITDA	Three Months Ended
(in thousands)	March 31,
	2017	2016
Net income	$6,867	$456
(Deduct) Add:
(Gain) loss from associated company, net of tax	(1,809)	4,628
Tax provision	3,093	3,860
Interest expense	2,930	1,070
Non-cash derivative and hedge loss on precious metal contracts	360	123
Non-cash adjustment to precious metal inventory valued at LIFO	110	380
Depreciation and amortization	10,563	5,686
Non-cash pension expense	2,653	2,151
Non-cash stock-based compensation	232	672
Other items, net	803	27
Adjusted EBITDA	$25,802	$19,053

Note Regarding Use of Non-GAAP Financial Measurements

The financial data contained in this press release includes certain non-GAAP financial measurements as defined by the U.S. Securities and Exchange Commission ("SEC"), including "Adjusted EBITDA." The Company is presenting Adjusted EBITDA because it believes that it provides useful information to investors about HNH, its business, and its financial condition. The Company defines Adjusted EBITDA as net income or loss before the effects of gains or losses from investment in associated company, realized and unrealized gains or losses on derivatives, interest expense, taxes, depreciation and amortization, LIFO liquidation gains or losses, and non-cash pension expense, and excludes certain non-recurring and non-cash items. The Company believes Adjusted EBITDA is useful to investors because it is one of the measures used by the Company's Board of Directors and management to evaluate its business, including in internal management reporting, budgeting, and forecasting processes, in comparing operating results across the business, as an internal profitability measure, as a component in evaluating the ability and the desirability of making capital expenditures and significant acquisitions, and as an element in determining executive compensation.

However, Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles in the U.S. ("U.S. GAAP"), and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Therefore, Adjusted EBITDA should not be considered a substitute for net income or cash flows from operating, investing, or financing activities. Because Adjusted EBITDA is calculated before recurring cash charges, including realized losses on derivatives, interest expense, and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business. There are a number of material limitations to the use of Adjusted EBITDA as an analytical tool, including the following:

•	Adjusted EBITDA does not reflect gains or losses from the Company's investment in associated company;

•	Adjusted EBITDA does not reflect the Company's net realized and unrealized gains and losses on derivatives and any LIFO liquidations of its precious metal inventory;

•	Adjusted EBITDA does not reflect the Company's interest expense;

•	Adjusted EBITDA does not reflect the Company's tax provision or the cash requirements to pay its taxes;

•
Although depreciation and amortization are non-cash expenses in the period recorded, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect the cash requirements for such replacement;

•	Adjusted EBITDA does not include non-cash charges for pension expense and stock-based compensation;

•	Adjusted EBITDA does not include discontinued operations; and

•	Adjusted EBITDA does not include certain other non-recurring and non-cash items.

The Company compensates for these limitations by relying primarily on its U.S. GAAP financial measures and by using Adjusted EBITDA only as supplemental information. The Company believes that consideration of Adjusted EBITDA, together with a careful review of its U.S. GAAP financial measures, is the most informed method of analyzing HNH.

The Company reconciles Adjusted EBITDA to net income or loss, and that reconciliation is set forth above. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. GAAP and is susceptible to varying calculations, Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies. Revenues and expenses are measured in accordance with the policies and procedures described in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH's diverse product offerings are marketed throughout the U.S. and internationally.

HNH's companies are organized into six businesses: Joining Materials, Tubing, Building Materials, Performance Materials, Electrical Products, and Kasco.

The Company sells its products and services through direct sales forces, distributors, and manufacturer's representatives. HNH serves a diverse customer base, including the construction, electrical, electronics, transportation, power control, utility, medical, oil and gas exploration, aerospace and defense, and food industries.

The Company's business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth, the Steel Business System, and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

The Company is based in New York, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website: www.handyharman.com

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect HNH's current expectations and projections about its future results, performance, prospects, and opportunities. HNH has tried to identify these forward-looking statements by using words such as "may," "should," "expect," "hope," "anticipate," "believe," "intend," "plan," "estimate," and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause its actual results, performance, prospects, or opportunities in 2017 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, HNH's need for additional financing and the terms and conditions of any financing that is consummated, customers' acceptance of its new and existing products, the risk that the Company will not be able to compete successfully, the possible volatility of the Company's stock price, and the potential fluctuation in its operating results. Although HNH believes that the expectations reflected in these forward-looking statements are reasonable and achievable, such statements involve significant risks and uncertainties, and no assurance can be given that the actual results will be consistent with these forward-looking statements. Investors should read carefully the factors described in the "Risk Factors" section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2016, for information regarding risk factors that could affect the Company's results. Except as otherwise required by Federal securities laws, HNH undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances, or any other reason.

CONTACT:	PondelWilkinson Inc.
Roger S. Pondel, 310-279-5965
rpondel@pondel.com